Exhibit 8.01

SUBSIDIARIES OF THE REGISTRANT

Company	Country	Name under which the Subsidiary does Business
Direct subsidiaries
BRF Energia S.A.	Brazil	BRF Energia S.A.
BRF Foods UK Ltd.	England	BRF Foods UK Ltd.
BRF GmbH	Austria	BRF GmbH
BRF Pet S.A.	Brazil	BRF Pet S.A.
MBR Investimentos Ltda.	Brazil	MBR Investimentos Ltda.
Sadia Alimentos S.A.U.	Argentina	Sadia Alimentos S.A.
Sadia Uruguay S.A.	Uruguay	Sadia Uruguay S.A.

Indirect subsidiaries
Al Khan Foodstuff LLC ("AKF")	Oman	Al Khan Foodstuff LLC ("AKF")
Al-Wafi Al-Takamol International for Foods Products	Saudi Arabia	Al-Wafi Al-Takamol International for Foods Products
Al-Wafi Food Products Factory Sole Propr. LLC	UAE	Al-Wafi Food Products Factory LLC
Badi Ltd.	UAE	Badi Ltd.
Banvit Bandirma Vitaminli Yem Sanayii AS	Turkey	Banvit Bandirma Vitaminli
BRF Arabia Holding Company JCS	Saudi Arabia	BRF Arabia Holding Company
BRF Arabia Food Industry Ltd.	Saudi Arabia	BRF Arabia Food Industry Ltd.
BRF Foods GmbH	Austria	BRF Foods GmbH
BRF Foods LLC	UAE	BRF Foods LLC
BRF Global Company Nigeria Ltd.	Nigeria	BRF Global Company Nigeria Ltd.
BRF Global Company South Africa Proprietary Ltd.	South Africa	BRF Global Company South Africa Proprietary Ltd.
BRF Global GmbH	Austria	BRF Global GmbH
BRF Japan KK	Japan	BRF Japan KK
BRF Korea LLC	South Korea	BRF Korea LLC
BRF Kuwait Food Supply Management Co.	Kuwait	BRF Kuwait Food Supply Management Co
BRF Shanghai Management Consulting Co. Ltd.	China	BRF Shanghai Management Consulting Co. Ltd.
BRF Shanghai Trading Co. Ltd.	China	BRF Shanghai Trading Co. Ltd.
BRF Singapore Foods PTE Ltd.	Singapore	BRF Singapore PTE Ltd.
Eclipse Holding Cöoperatief U.A.	Netherlands	Eclipse Holding Cöoperatief U.A.
Federal Foods LLC	UAE	Federal Foods LLC
Federal Foods Qatar	Qatar	Federal Foods Qatar
Hercosul Alimentos Ltda.	Brazil	Hercosul Alimentos Ltda.
Hercosul Distribuição Ltda.	Brazil	Hercosul Distribuição Ltda.
Hercosul International S.R.L.	Paraguay	Hercosul International S.R.L.
Hercosul Soluções em Transportes Ltda.	Brazil	Hercosul Soluções em Transportes Ltda.
Joody Al Sharqiya Food Production Factory LLC	Saudi Arabia	Al-Wafi Al-Takamol International for Foods Products
Mogiana Alimentos S.A.	Brazil	Mogiana Alimentos S.A.
One Foods Holdings Ltd.	UAE	One Foods Holdings Ltd
ProudFood Lda.	Angola	ProudFood Lda
Sadia Chile SpA	Chile	Sadia Chile S.A.
TBQ Foods GmbH	Austria	TBQ Foods GmbH

Affiliated
Addoha Poultry Company	Saudi Arabia	Addoha Poultry Company
Al Samina Agricultural Production Company	Saudi Arabia	Al-Wafi Al-Takamol International for Foods Products
PlantPlus Foods LLC	USA	PlantPlus Foods LLC
PlantPlus Foods Brasil	Brazil	PlantPlus Foods Brasil
Potengi Holdings S.A.	Brazil	Potengi Holdings S.A.
PR-SAD Administração de Bem Próprio S.A.	Brazil	PR-SAD Administração de Bem Próprio S.A.